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                                                                   EXHIBIT 10.3

                               AMENDMENT NO. 2 TO
                       1992 EMPLOYEE STOCK INCENTIVE PLAN



         THIS AMENDMENT, dated as of November 6, 1995, is made by BANCTENN CORP., a Tennessee corporation with its principal offices at 301 East Center Street, Kingsport, Tennessee (the "Company") as follows:

                                   RECITALS:

         A. The Company has heretofore adopted its 1992 Employee Stock Incentive Plan (the "Plan"), which provided for an aggregate of 36,000 shares of the Company's common stock to be subject to the Plan, with appropriate mathematical adjustments to be made as a result of any stock dividends or stock splits declared by the Company with regard to its common stock.

         B. Pursuant to action of the Company's Board of Directors taken on April 13, 1995, the Company previously declared a 20% stock dividend on its outstanding and optioned shares of common stock, the effect of which was to increase the number of shares subject to the Plan from 36,000 to 43,200.

         C. Pursuant to action of the Company's Board of Directors taken on October 12, 1995, the Company has declared a 100% stock dividend on its outstanding and optioned shares, which dividend is to be paid in the form of a 2-for-1 stock split.

         D. The Company desires to amend the Plan to reflect the resulting effect of this stock dividend on the aggregate number of shares available under the Plan.

         NOW, THEREFORE, in consideration of the foregoing premises, the Plan is hereby amended as follows:

         1. Number of Shares Subject to Plan. Section 3 of the Plan is hereby amended to provide that the number of shares of the Company's common stock reserved for distribution under the Plan is hereby increased from 43,200 to 86,400 shares.

         2. No Other Amendments. All other terms and provisions of the Plan as heretofore adopted remain unaltered and in full force and effect.


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         IN WITNESS WHEREOF, the undersigned duly authorized officer of the
Company has executed this Amendment for the purposes set forth herein.


                                    BANCTENN CORP.

                                    By:  /s/ Colon A. Terrell, Jr.
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                                       Colon A. Terrell, Jr.
                                       President and Chief Executive Officer